Exhibit 99.1

LUMINEX CORPORATION REPORTS RECORD 2ND QUARTER 2015 RESULTS

AUSTIN, Texas (August 3, 2015) - Luminex Corporation (NASDAQ:LMNX) today announced financial results for the second quarter ended June 30, 2015. Financial and operating highlights for the quarter include the following:

•	Increased second quarter 2015 revenue by 6 percent to $58.9 million, over the second quarter of 2014.

•	Grew second quarter 2015 assay revenue by 22 percent to $24.2 million over results from the second quarter of 2014.

•	Increased Q2 2015 royalty revenue by 17 percent to $11.1 million over the second quarter of 2014.

•	Increased gross profit margin to 73 percent for the second quarter of 2015, up 4 points from the second quarter of 2014.

•
Settled the litigation with Enzo Life Sciences, Inc. ("Enzo"), resulting in an expense of $7.1 million. The after-tax impact of the settlement decreased second quarter net earnings by approximately $0.12 per diluted share.

•
Delivered GAAP net income for the second quarter of $2.6 million, including the effect of the litigation settlement, or $0.06 per diluted share. Non-GAAP net income for the second quarter was $11.6 million, or $0.27 per diluted share (see Non-GAAP reconciliation).

•	Improved in operating profit for the quarter by over 100% as a result of expanding revenues and expense control

•	Submitted 510(k) applications to the FDA for approval of the ARIES® System and ARIES® HSV 1&2 Assay in July after the second quarter’s close.

“Our second quarter results reflect the Company’s strong performance across its business, including achieving the highest level of quarterly revenue in the Company’s history. In particular both our molecular diagnostic assay franchise and royalty revenues contributed significantly to that success. Accompanying the increase in revenues were excellent margins, significant profitability and positive cash flow.” said Homi Shamir, President and Chief Executive Officer of Luminex. “We are also very pleased with the progress achieved this year in advancing our pipeline of transformational products, highlighted by the FDA submission in early July of our sample-to-answer platform, ARIES, and our first assay, HSV 1&2.  We currently expect FDA approval before year-end and are accelerating our preparations for the commercial launch of ARIES as well as preparing for additional assay submissions to the FDA.”

REVENUE SUMMARY
(in thousands, except percentages)

	Three Months Ended
	June 30,		Variance
	2015	2014	($)	(%)
	(unaudited)

System sales	$ 6,543	$ 8,304	$ (1,761)	(21)%
Consumable sales	11,878	12,629	(751)	(6)%
Royalty revenue	11,073	9,476	1,597	17%
Assay revenue	24,238	19,886	4,352	22%
All other revenue	5,185	5,337	(152)	(3)%
	$ 58,917	$ 55,632	$ 3,285	6%

	Six Months Ended
	June 30,		Variance
	2015	2014	($)	(%)
	(unaudited)

System sales	$ 12,507	$ 14,704	$ (2,197)	(15)%
Consumable sales	21,774	25,397	(3,623)	(14)%
Royalty revenue	21,775	19,525	2,250	12%
Assay revenue	49,684	41,546	8,138	20%
All other revenue	10,918	11,021	(103)	(1)%
	$ 116,658	$ 112,193	$ 4,465	4%

Additional Financial Highlights:

•	Infectious disease assay sales were approximately 66 percent of total assay sales for the quarter and genetic testing assays were 34 percent.

•	Royalty revenues reflect total royalty-bearing end-user sales for the quarter of $122.0 million.

•	234 multiplexing analyzers were shipped during the quarter, which included 119 MAGPIX systems, 94 LX systems, and 21 FLEXMAP 3D systems.

•	Cash and investments at quarter-end totaled $127.1 million.

•	Days sales outstanding (DSO) was 34 days at quarter-end.

FINANCIAL OUTLOOK AND GUIDANCE

The Company updates its revenue guidance range for the full-year 2015 to between $232 million and $236 million and anticipates third quarter 2015 revenue to be between $56 million and $58 million.

CONFERENCE CALL

Management will host a conference call at 3:30 p.m. CST/4:30 p.m. EST, Monday, August 3, 2015 to discuss the operating highlights and financial results for the second quarter ended June 30, 2015. The conference call will be webcast live and may be accessed at Luminex Corporation’s website at http://www.luminexcorp.com. Simply log on to the web at the address above, go to the Company section and access the Investor Relations link. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio/video software. If you are unable to participate during the live webcast, the call will be archived for six months on the website using the ‘replay’ link.

Luminex develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company’s xMAP system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company’s xMAP technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex or xMAP can be obtained on the Internet at http://www.luminexcorp.com.

Statements made in this release that express Luminex’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. Forward-looking statements in this release include statements regarding: the expansion of our installed base of multiplexing systems; the development progress of our pipeline products, including ARIES and NxTAG products, market acceptance of our products, including instruments, consumables and assays, regulatory clearance of our products; the ability of our investment in current initiatives and new products to drive long-term value for our shareholders; and, projected 2015 performance, including revenue guidance. The words "believe," "expect," "intend," "estimate," "anticipate," "will," "could," "should" and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company’s actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex’s actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex’ products and technology in development, including ARIES and NxTAG, the uncertainty relating to increased focus on direct sales to the end user, dependence on strategic partners for development, commercialization and distribution of products, concentration of Luminex’ revenue in a limited number of direct customers and strategic partners, some of which may be experiencing decreased demand for their products utilizing or incorporating Luminex’ technology, budget or finance constraints in the current economic environment, or periodic variability in their purchasing patterns or practices as a result of material resource planning challenges, the timing of and process for regulatory approvals, the impact of the ongoing uncertainty in global finance markets and changes in governmental funding, including its effects on the capital spending policies of Luminex’ partners and end users and their ability to finance purchases of Luminex’ products, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle, fluctuations in bulk purchases of consumables, fluctuations in product mix, and the seasonal nature of some of Luminex’ assay products, Luminex’ ability to obtain and enforce intellectual property protections on Luminex’ products and technologies, risks and uncertainties associated with implementing Luminex’ acquisition strategy, including Luminex’ ability to obtain financing, Luminex’ ability to integrate acquired companies or selected assets into Luminex’ consolidated business operations, and the ability to recognize the benefits of Luminex’ acquisitions, reliance on third party distributors for distribution of specific Luminex-developed and manufactured assay products, Luminex’ ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, changes in principal members of Luminex’ management staff, potential shortages, or increases in costs, of components or other disruptions to Luminex’ manufacturing operations, competition and competitive technologies utilized by Luminex’ competitors, Luminex’ ability to successfully launch new products in a timely manner, Luminex’ increasing dependency on information technology to enable Luminex to improve the effectiveness of Luminex’ operations and to monitor financial accuracy and efficiency, the implementation, including any modification, of Luminex’ strategic operating plans, the uncertainty regarding the outcome or expense of any litigation brought against or initiated by Luminex, and risks relating to Luminex’ foreign operations, including fluctuations in exchange rates, tariffs, customs and other barriers to importing/exporting materials and products in a cost effective and timely manner; difficulties in accounts receivable collections; the burden of monitoring and complying with foreign and international laws and treaties; and the burden of complying with and change in international taxation policies, as well as the risks discussed under the heading "Risk Factors" in Luminex’s Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission. The forward-looking statements, including the financial guidance and 2015 outlook, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

LUMINEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2015	2014
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$111,064	$91,694
Short-term investments	10,003	—
Accounts receivable, net	22,177	28,272
Inventories, net	32,598	36,616
Deferred income taxes	6,217	12,203
Prepaids and other	10,672	8,235
Total current assets	192,731	177,020
Property and equipment, net	47,903	39,945
Intangible assets, net	54,704	56,382
Deferred income taxes	15,121	15,400
Long-term investments	6,005	15,975
Goodwill	49,619	49,619
Other	2,949	3,185
Total assets	$369,032	$357,526
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,045	$11,841
Accrued liabilities	17,305	14,118
Deferred revenue	4,410	4,407
Total current liabilities	29,760	30,366
Deferred revenue	2,117	2,297
Other	4,763	4,869
Total liabilities	36,640	37,532
Stockholders' equity:
Common stock	42	42
Additional paid-in capital	312,073	309,424
Accumulated other comprehensive loss	(1,077)	(744)
Retained earnings	21,354	11,272
Total stockholders' equity	332,392	319,994
Total liabilities and stockholders' equity	$369,032	$357,526

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)

Revenue	$58,917	$55,632	$116,658	$112,193
Cost of revenue	15,647	17,485	33,169	34,092
Gross profit	43,270	38,147	83,489	78,101
Operating expenses:
Research and development	11,510	11,308	21,655	22,392
Selling, general and administrative	21,025	20,970	40,504	40,415
Amortization of acquired intangible assets	776	965	1,678	1,985
Restructuring costs	—	133	—	353
Total operating expenses	33,311	33,376	63,837	65,145
Income from operations	9,959	4,771	19,652	12,956
Interest expense from long-term debt	—	—	—	(6)
Other income, net	57	(1)	951	(20)
Settlement of litigation	(7,100)	—	(7,300)	—
Income before income taxes	$2,916	$4,770	$13,303	$12,930
Income tax expense	(287)	(45)	(3,221)	(2,239)
Net income	$2,629	$4,725	$10,082	$10,691
Net income per share, basic	$0.06	$0.11	$0.24	$0.26
Shares used in computing net income per share, basic	42,093	41,560	41,984	41,384
Net income per share, diluted	$0.06	$0.11	$0.24	$0.26
Shares used in computing net income per share, diluted	42,290	42,125	42,146	41,863

LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		SIx Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income	$2,629	$4,725	$10,082	$10,691
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,124	3,607	6,322	7,535
Stock-based compensation	3,090	2,801	4,669	4,430
Deferred income tax expense	5,154	1,842	6,031	2,520
Excess income tax expense from employee stock-based awards	991	—	991	—
Loss (gain) on sale or disposal of assets	212	178	(681)	183
Non-cash restructuring charges	—	424	—	1,196
Other	50	(140)	(103)	(332)
Changes in operating assets and liabilities:
Accounts receivable, net	2,140	(478)	6,086	3,539
Inventories, net	1,122	(623)	4,050	(1,522)
Other assets	(2,717)	(295)	(2,393)	37
Accounts payable	(2,932)	476	(3,774)	(2,105)
Accrued liabilities	8,077	(2,081)	388	(4,515)
Deferred revenue	(383)	(209)	(176)	7
Net cash provided by operating activities	20,557	10,227	31,492	21,664
Cash flows from investing activities:
Purchases of available-for-sale securities	—	—	—	(2,996)
Sales and maturities of available-for-sale securities	—	1,516	—	4,513
Purchase of property and equipment	(3,670)	(3,150)	(12,568)	(6,255)
Proceeds from sale of assets	—	39	893	39
Acquired technology rights	(25)	(64)	(202)	(64)
Net cash used in investing activities	(3,695)	(1,659)	(11,877)	(4,763)
Cash flows from financing activities:
Payments on debt	—	(1,621)	—	(1,621)
Proceeds from employee stock plans and issuance of common stock	308	2,378	713	3,480
Excess income tax expense from employee stock-based awards	(991)	—	(991)	—
Net cash (used in) provided by financing activities	(683)	757	(278)	1,859
Effect of foreign currency exchange rate on cash	(22)	(1)	33	26
Change in cash and cash equivalents	16,157	9,324	19,370	18,786
Cash and cash equivalents, beginning of period	94,907	77,386	91,694	67,924
Cash and cash equivalents, end of period	$111,064	$86,710	$111,064	$86,710

LUMINEX CORPORATION
NON-GAAP RECONCILIATION
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(unaudited)		(unaudited)

Income from operations	$9,959	$4,771	$19,652	$12,956
Stock-based compensation	3,090	2,801	4,669	4,430
Amortization of acquired intangible assets	776	965	1,678	1,985
Costs associated with legal proceedings	183	810	620	1,600
Severance costs	157	—	194	45
Restructuring costs	—	510	—	1,320
Adjusted income from operations	$14,165	$9,857	$26,813	$22,336
Interest expense from long-term debt	—	—	—	(6)
Other income, net	57	(1)	951	(20)
Gain on sale of cost method equity investment	—	—	(892)	—
Income tax expense	(287)	(45)	(3,221)	(2,239)
Income tax effect of above adjusting items	(2,343)	(320)	(2,473)	(708)
Income tax benefit from intercompany debt cancellation	—	(994)	—	(994)
Adjusted net income	$11,592	$8,497	$21,178	$18,369
Adjusted net income per share, basic	$0.28	$0.20	$0.50	$0.44
Shares used in computing adjusted net income per share, basic	42,093	41,560	41,984	41,384
Adjusted net income per share, diluted	$0.27	$0.20	$0.50	$0.44
Shares used in computing adjusted net income per share, diluted	42,290	42,125	42,146	41,863

The Company makes reference in this release to “non-GAAP operating income” and “non-GAAP net income” which excludes stock-based compensation expense, amortization of acquired intangible assets and the impact of costs associated with legal proceedings, which are unpredictable and can vary significantly from period to period, including costs associated with litigation against ENZO Life Sciences, Inc. and Irori Technologies, Inc. discussed in the Legal Proceedings section of our previously filed 10-K and 10-Qs and certain other recurring and non-recurring expenses. The Company believes that excluding these items and their related tax effects from its financial results reflects operating results that are more indicative of the Company’s ongoing operating performance while improving comparability to prior periods, and, as such may provide investors with an enhanced understanding of the Company’s past financial performance and prospects for the future. In addition, the Company’s management uses such non-GAAP measures internally to evaluate and assess its core operations and to make ongoing operating decisions. This information is not intended to be considered in isolation or as a substitute for income from operations, net income, net income per share or expense information prepared in accordance with GAAP.